H-CYTE Bolsters Board of Directors With Appointment of Dr. Atta Behfar to its Board of Directors

TAMPA, Fla., July 30, 2019 (GLOBE NEWSWIRE) — H-CYTE Inc. (OTCQB: HCYT) (“H-CYTE” or the “Company”), the owner and operator of innovative medical technology products and services including Lung Health Institute, today announced it has appointed Dr. Atta Behfar to its Board of Directors.

Atta Behfar, M.D., Ph.D., is a transplant cardiologist and Associate Professor of Medicine at Mayo Clinic. He leads translational and CGMP manufacturing activities in the Center for Regenerative Medicine and is Director of the Van Cleve Cardiac Regenerative Medicine Program at Mayo Clinic. He is a Co-Founder of Rion with the goal of developing off-the-shelf exosome-based regenerative biotechnologies for soft tissue, cardiovascular and solid-organ disease. His expertise in the areas of regenerative medicine and continued focus on emerging treatments allows him to bring a future-minded lens to the H-CYTE board.

Dr. Behfar, along with leading clinical and translational efforts in regenerative medicine, focuses his research on heart disease prevention and treatment. His team oversees pre-clinical and clinical efforts to better identify, treat and cure cardiovascular disease.

He received his medical degree at the Mayo Clinic College of Medicine and a doctorate in Molecular Pharmacology and Experimental Therapeutics at the Mayo Graduate School. He earned a Bachelor of Science in Biochemistry from Marquette University, Magna Cum Laude.

“I’m extremely pleased to have Dr. Behfar on our board of directors. His involvement lends additional expertise to our world-class team of experts in biotech and health care. With our recently executed agreement with Rion, we believe the addition of Drs. Behfar and Terzic to our team is a key step toward continued research and anticipated commercialization of our promising new cellular treatment for chronic lung conditions like chronic obstructive pulmonary disease (COPD). COPD is the fourth leading cause of death in the U.S., and successful realization of this treatment would be the first breakthrough therapy in years for people with chronic lung disease,” said William Horne, H-CYTE CEO and Chairman.

“Because H-CYTE and Rion are so aligned on finding effective treatments for people with chronic diseases, joining the board is a logical step. Collaboration is crucial in this time of development in regenerative medicine, and both teams have valuable know-how to bring to the table,” said Dr. Behfar.

About H-CYTE Corporation

H-CYTE was formed to build and develop a diversified portfolio of innovative medical technology products and services to improve quality of life for patients. The DenerveX® System is H-CYTE’s first product and is intended to provide long-lasting relief from pain associated with facet joint syndrome. For biomedical services, H-CYTE manages Lung Health Institute. Lung Health Institute is a leader in regenerative medicine that specializes in cellular therapies to treat chronic obstructive pulmonary disease (COPD) and other chronic lung diseases. In late 2019, H-CYTE’s biologics division, LungCYTE, plans to submit an IND to the FDA to study novel and proprietary biologics for treatment of COPD. For more information about H-CYTE, please visit www.HCYTE.com.

About Rion

Rion develops and delivers cutting-edge exosome bio-therapeutics at low cost and in an off-the-shelf fashion. Building on science from Mayo Clinic, Rion aims to develop and bring new solutions to patients. Rion is presently engaged in FDA-regulated clinical trials testing the safety and efficacy of this platform across a spectrum of medical and surgical applications. For more information, please visit www.RionHealth.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those outlined in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

H-CYTE
Jason Assad
678-570-6791
Jassad@HCYTE.com